                                                                       EXHIBIT A
                                                                       ---------

           EXECUTIVE OFFICERS AND DIRECTORS OF THE REPORTING PERSONS

           The names, present principal occupations or employment and business addresses of the executive officers and directors of the Reporting Person are set forth below. If no address is given, the executive officer's or director's business address is that of the Reporting Person. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to the Reporting Person.

Name                             Present Principal Occupation or Employment; Business Address
----                             ------------------------------------------------------------
Derek J. Burney                  President, Chief Executive Officer and Director, Corel Corporation

John Blaine                      Executive Vice President and Chief Financial Officer, Corel Corporation

James Baillie                    Chairman of the Board of Director, Corel Corporation, Torys, Barristers &
                                 Solicitors, Maritime Life Building, 79 Wellington Street West, Suite 3000, Toronto,
                                 Ontario, Canada, M5K 1N2

Hunter S. Grant                  Director, Corel Corporation, Kingmer Holding Ltd., 39 Country Club Place,
                                 Brockville, Ontario, Canada, K6V 6T8

Jean-Louis Malouin               Director, Corel Corporation, Faculty of Administration, University of Ottawa, 136
                                 Jean-Jacques Lussier, Ottawa, Ontario, Canada .


Barbara McDougall                Director, Corel Corporation, The Canadian Institute of International Affairs c/o
                                 Glendon Hall, 2/nd/ Floor, Glendon College Campus, 2275 Bayview Avenue, Toronto,
                                 Ontario, Canada,  M4N 3M6

Lyle Blair                       Vice Chairman of the Board of Directors, Corel Corporation, Blairhampton Properties
                                 Inc., 29 Forest Hill Road, Toronto, Ontario, Canada, M4V 2L4

Steven Houck*                    Executive Vice President, Sales, Corel Corporation

Graham Brown                     Executive Vice President, Business Applications, Corel Corporation

Ian Legrow                       Executive Vice President, Creative Products, Corel Corporation

Annette McCleave                 Executive Vice President, Marketing, Corel Corporation

Rene Schmidt                     Executive Vice President, Chief Technology Officer, Corel Corporation

* Citizen of the United States